Exhibit 99.1
CONTACT
Marge Sorge
Tel: +1(734)578-6507
media@duraauto.com
DURA AUTOMOTIVE NAMES JEFF STAFEIL CHIEF FINANCIAL OFFICER
Interim CFO Nick Preda moves to EVP of special projects
ROCHESTER HILLS, Mich., November 5, 2008 — DURA Automotive Systems, Inc., today announced that Jeff Stafeil has been named executive vice president and chief financial officer, effective December 1, 2008.
Stafeil was appointed to DURA’s board of directors in June of 2008 and will maintain his board seat. Nick Preda, DURA’s interim CFO, is appointed executive vice president of special projects reporting to president and chief executive officer, Tim Leuliette. In his new role, Preda will continue to support the recently announced corporate transition from regional to global business units.
“We are pleased that Jeff Stafeil will become DURA’s chief financial officer,” said Leuliette. “He is a seasoned financial executive with extensive international automotive industry experience, which will help him successfully lead our finance organization and help make DURA a more globally competitive company.”
Commenting further, Leuliette said: “I also want to thank Nick Preda for his contributions as interim CFO, as DURA completed its financial restructuring. We will continue to benefit from his expertise, as he assumes new responsibilities.”
DURA recently announced a comprehensive restructuring into four global product line divisions from seven regional business units, in order to further enhance its efficiency and ability to compete as one global company. In his role as CFO, Stafeil will ensure that DURA’s financial organization meets the needs of DURA’s growing global operations.
Stafeil was most recently chief financial officer and board member at the Klöckner Pentaplast Group, one of the world’s leading producers of films for packaging, printing and specialty applications. Prior to assuming that role, he was the executive vice president and CFO at automotive supplier Metaldyne Corporation, an Asahi Tec Corporation company. Since 2006, he has served on the board of directors and is co-chairman of the audit committee for Meridian Automotive Systems.

About DURA Automotive Systems, Inc.
DURA Automotive Systems, Inc. is a leading independent designer and manufacturer of shifter systems, cable systems, seating control systems, engineered assemblies, structural and safety systems, modular glass systems and exterior trim systems for the global automotive industry. DURA’s operating divisions supply Aston Martin, Audi, Bentley, BMW, Brilliance, Chery, Chrysler, Daimler, Fiat, Ford, General Motors, Honda, Jaguar, Land Rover, Mahindra, NedCar, NUMMI, Porsche, PSA Peugeot Citroen, Renault-Nissan, SAIC, Ssangyong, Suzuki, Tata, Toyota, Volkswagen and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Michigan, USA. Information about DURA and it’s products can be found on the Internet at www.duraauto.com.
Forward-looking Statements
This press release may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect DURA’s current views with respect to future events and financial performance. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to DURA’s operations and business environment, which may cause the actual results of DURA to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) adverse changes in the business, economic and financial conditions affecting the automotive industry or DURA’s customers or suppliers, including possible material decreases in the orders received from its major customers, (ii) increased competition in the automotive supply market, (iii) the ability of DURA to manage its liquidity needs and operate subject to the terms of its financing facilities; (iv) the ability of DURA to maintain contracts that are critical to its operations; (v) the ability of DURA to execute its business plans and strategy, and to do so in a timely fashion; (vi) financial results that may be volatile and may not reflect historical trends; (vii) the ability of DURA to attract, motivate and/or retain key executives and associates; (viii) DURA’s ability to obtain and maintain normal terms with vendors and service providers; (ix) DURA’s ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or unionized employees of any of its significant customers; (x) the ability of DURA to enforce successfully its intellectual property rights against third parties and (xi) other unanticipated risks or uncertainties that have not been taken into account in preparing or implementing DURA’s business plans and strategy . Other risk factors have been described from time to time in the Securities and Exchange Commission reports filed by DURA’s corporate predecessor, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2006, and will be described from time to time in Securities and Exchange Commission reports filed by DURA in the future. These forward-looking statements speak only as of the date of this press release. DURA disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to DURA or any person acting on our behalf relating to the subject matter of this press release are qualified by this cautionary statement.
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